Exhibit 99.1
NEWS RELEASE
CONTACT:
Al Galgano
952-224-6096
al.galgano@spok.com

Spok Reports First Quarter 2025 Results
Net Income and Adjusted EBITDA Up From Prior Year
Period End Software Backlog Up More Than 15% From Prior Year
Professional Services Revenue Up Nearly 44% From Q1 2024

Plano, Tx. (April 30, 2025) - Spok Holdings, Inc. (NASDAQ: SPOK), a global leader in healthcare communications, today announced results for the first quarter ended March 31, 2025. In addition, the Company’s Board of Directors declared a regular quarterly dividend of $0.3125 per share, payable on June 24, 2025, to stockholders of record on May 23, 2025.
Recent Highlights:
•First quarter 2025 Net Income and Adjusted EBITDA up 22.7% and 8.9%, respectively, from the prior year period
•Software operations bookings totaled $8.3 million in the first quarter, up 5.7% from the first quarter of 2024
•First quarter software operations bookings included 22 six-figure customer contracts, up both on a sequential and prior year basis
•Software backlog totaled $63.2 million at March 31, 2025, up more than 15% from the prior year, as we continue to focus on Multi-Year and Managed Services bookings
•First quarter 2025 Wireless average revenue per unit (ARPU) was $8.24, up more than 4% on a year-over-year basis
•Capital returned to stockholders in the first quarter of 2025 totaled $7.9 million
•Research and development costs totaled $3.1 million in the first quarter of 2025, supporting Spok's investment in the Company's industry-leading solutions to fuel future growth
•Cash and cash equivalents balance of $19.9 million at March 31, 2025, and no debt

"I am proud of the strong performance our team was able to deliver in the first quarter and believe these results provide solid momentum as we kick-off 2025,” said Vincent D. Kelly, chief executive officer of Spok Holdings, Inc. “Spok continues to execute on generating cash flow and returning

Spok.com

Exhibit 99.1
NEWS RELEASE
capital to stockholders, while responsibly investing for future growth. In the first quarter, we made tremendous progress in several key performance areas, including software revenue growth, wireless ARPU trends, software operations bookings and backlog levels. We were able to accomplish this while investing in our Spok Care Connect and Wireless solutions. I am particularly pleased with our performance in generating software operations bookings in the first quarter, which were up nearly 6% from our very strong performance in the first quarter of 2024. In fact, the $8.3 million of software operations bookings in the first quarter of 2025, combined with a strong backlog, drove a more than 44% increase in professional services revenue and 4% growth in total revenue on a year-over-year basis.

"Spok continues its proud legacy of balancing the necessary investments in our products and infrastructure with returning capital to our stockholders," continued Kelly. "In the first quarter, we generated nearly $5.2 million of net income and over $8.2 million of adjusted EBITDA, while continuing to invest in the development of our products at a rate aligned with 2024. Consistent with prior years, our cash balances declined in the first quarter because of typical working capital needs. However, we anticipate cash balances will generally grow through the remainder of the year, given that those needs are behind us.

"We were very pleased with our performance in the first quarter and believe that it provides a solid springboard for 2025. However, I'd like to address the current uncertainty in the macro environment around tariffs and its impact on the healthcare industry, and Spok in particular. Based on the current landscape, we believe that neither our revenue nor our supply chain will be materially impacted. Additionally, Spok's products and solutions are viewed as an essential utility within the walls of our hospital customers. For those reasons, and coupled with our first quarter performance, we feel comfortable reiterating our financial guidance for the year. Of course, we will continue to update you on our outlook each quarter when we report our results," concluded Kelly.

Spok.com

Exhibit 99.1
NEWS RELEASE
Financial Highlights:

	For the three months ended March 31,
(Dollars in thousands)	2025	2024	Change (%)
Revenue
Wireless revenue
Paging revenue	$17,607	$17,970	(2.0)%
Product and other revenue	867	625	38.7%
Total wireless revenue	$18,474	$18,595	(0.7)%

Software revenue
License	2,631	2,626	0.2%
Professional services - projects	$4,471	$3,561	25.6%
Professional services - managed services	1,315	464	183.4%
Hardware	321	384	(16.4)%
Maintenance	9,082	9,279	(2.1)%
Total software revenue	$17,820	$16,314	9.2%
Total revenue	$36,294	$34,909	4.0%

	For the three months ended March 31,
(Dollars in thousands)	2025	2024	Change (%)
GAAP
Operating expenses	$30,276	$30,018	0.9%
Net income	$5,196	$4,236	22.7%
Cash and cash equivalents (as of period end)	$19,873	$23,340	(14.9)%
Capital returned to stockholders	$7,947	$7,386	7.6%

Non-GAAP
Adjusted operating expenses	$29,360	$28,522	2.9%
Adjusted EBITDA	$8,204	$7,535	8.9%

Spok.com

Exhibit 99.1
NEWS RELEASE

	For the three months ended March 31,
(Dollars in thousands, excluding units in service and ARPU)	2025	2024	Change (%)
Key Statistics
Wireless units in service (000's)	705	753	(6.4)%
Wireless average revenue per unit (ARPU)	$8.24	$7.89	4.4%
Software operations bookings(1)	$8,337	$7,885	5.7%
Software backlog (as of period end)(2)	$63,152	$54,670	15.5%
(1) Software operations bookings includes net new (i.e., new customers or incremental add-on sales to existing customers) sales of license, professional services, equipment, and first-year maintenance.
(2) Software backlog excludes $5.0 million and $3.3 million of contractual obligations that are deemed cancellable by the customer without significant penalty as of March 31, 2025 and 2024, respectively.
Financial Outlook:
Regarding financial guidance, the Company reiterated the following expectations for the full year 2025:

(Unaudited and in millions)	Current Guidance Full Year 2025
	From	To
Revenue
Wireless	$69.0	$72.0
Software	$65.0	$70.0
Total Revenue	$134.0	$142.0

Adjusted EBITDA	$27.5	$32.5
2025 First Quarter Call:
Management will host a conference call and webcast to discuss these financial results on Wednesday, April 30, 2025, at 5:00 p.m. Eastern Time. The presentation is open to all interested parties and may include forward-looking information.
Conference Call Details

Date/Time:	Wednesday, April 30, 2025, at 5:00 p.m. ET
Webcast:	https://www.webcast-eqs.com/register/Spok_1Q_2025/en
U.S. Toll-Free Dial In:	877-407-0890
International Dial In:	1-201-389-0918
To access the call, please dial in approximately ten minutes before the start of the call. For those unable to join the live call, an OnDemand version of the webcast will be available following the call under the URL link and on the investor relations website.

Spok.com

Exhibit 99.1
NEWS RELEASE

* * * * * * * * *
About Spok
Spok Holdings, Inc. (NASDAQ: SPOK), headquartered in Plano, Texas, is proud to be a global leader in healthcare communications. We deliver clinical information to care teams when and where it matters most to improve patient outcomes. Top hospitals rely on the Spok Care Connect® platform to enhance workflows for clinicians and support administrative compliance. Our customers send over 70 million messages each month through their Spok® solutions. Spok enables smarter, faster clinical communication. For more information, visit spok.com.
Spok is a trademark of Spok Holdings, Inc. Spok Care Connect and Spok Mobile are trademarks of Spok, Inc.
Non-GAAP Financial Measures
This press release contains the following non-GAAP financial measures: adjusted operating expenses and adjusted EBITDA. Adjusted operating expenses excludes depreciation and accretion expense, impairment of intangible assets and severance and restructuring costs. Adjusted EBITDA represents net income/(loss) before interest income/expense, income tax benefit/expense, depreciation and accretion expense, stock-based compensation expense, impairment of intangible assets and severance and restructuring. With respect to our expectations under "Financial Outlook" above, reconciliation of adjusted EBITDA to net income is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and uncertainty with respect to certain items included in net income that are excluded from adjusted EBITDA, in particular, income tax benefit/expense, stock-based compensation expenses, impairment of intangible assets, severance and restructuring and other non-recurring expenses. These items can have unpredictable fluctuations based on unforeseen activity that is out of our control and/or cannot be reasonably predicted.
We believe that these non-GAAP financial measures provide useful information to management and investors regarding certain financial and business trends relating to Spok's financial condition and results of operations. We use these non-GAAP measures for financial, operational, and budgetary decision-making purposes, to understand and evaluate our core operating performance and trends, and to generate future operating plans. We believe that these non-GAAP financial measures permit us to more thoroughly analyze key financial metrics used to make operational decisions and allow us to assess our core operating results. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial measures with other software companies who present similar non-GAAP financial measures. We adjust for certain items because we do not regard these costs as reflective of

Spok.com

Exhibit 99.1
NEWS RELEASE
normal costs related to the ongoing operation of the business in the ordinary course. In general, these items possess one or more of the following characteristics: non-cash expenses, factors outside of our control, items that are non-operational in nature, and unusual items not expected to occur in the normal course of business. We believe it is important to exclude these costs, given that they do not represent future operational costs under this strategic business plan. This allows us to assess the underlying performance of our core business under this new strategic business plan.
We do not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principle of these non-GAAP financial measures is that they exclude significant amounts that are required by GAAP to be recorded in the Company's financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which items are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results. We urge investors to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures, which are included in this press release, and not to rely on any single financial measure to evaluate our business.
Safe Harbor Statement under the Private Securities Litigation Reform Act
Statements contained herein or in prior press releases which are not historical fact, such as statements regarding our future operating and financial performance, are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties that may cause our actual results to be materially different from the future results expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expectations include, but are not limited to, our ability to manage wireless network rationalization to lower our costs without causing disruption of service to our customers; our ability to retain key management personnel and to attract and retain talent within the organization; the productivity of our sales organization and our ability to deliver effective customer support; our ability to identify potential acquisitions, finance, consummate and successfully integrate such acquisitions, and achieve the expected benefits of such acquisitions; economic conditions, such as recessionary economic cycles, the impact of trade disputes, tariffs and other trade protection measures, higher interest rates, inflation and higher levels of unemployment; risks related to our overall business strategy, including maximizing revenue and cash generation from our established businesses and returning capital to stockholders through dividends and repurchases of shares of our common stock; competition for our services and products from new technologies or those offered and/or developed from firms that are substantially larger and have much greater financial and human capital resources; continuing decline in the number of paging units we have in service with customers, commensurate with a continuing decline in our wireless revenue; our ability to address changing market conditions with new or revised software solutions; undetected defects, bugs, or security vulnerabilities in our products; our dependence on the United States healthcare industry; long sales cycle of our software solutions and services; our reliance on third-party vendors to supply us with wireless paging equipment; our ability to maintain successful relationships with our channel partners; our ability to protect our rights in intellectual property that we own and develop and the potential for litigation claiming intellectual

Spok.com

Exhibit 99.1
NEWS RELEASE
property infringement by us; our use of open source software, third-party software and other intellectual property; our reliance on data centers and other computer systems, hardware, software and satellite networks and telecommunications systems infrastructure (collectively, "IT Systems") and technologies provided by third parties, and technology systems and electronic networks supplied and managed by third parties; cyberattacks, data breaches, system disruptions or other compromises to our or our critical third parties’ IT Systems (as defined below), data, products or services; our ability to realize the benefits associated with our deferred income tax assets; future impairments of our long-lived assets or goodwill; risks related to data privacy and protection-related laws and regulation; and our ability to manage changes related to regulation, including laws and regulations affecting hospitals and the healthcare industry generally, as well as other risks described from time to time in our periodic reports and other filings with the Securities and Exchange Commission. Although Spok believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Spok disclaims any intent or obligation to update any forward-looking statements.

Tables to Follow

Spok.com

SPOK HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited and in thousands except share, per share amounts and ARPU)

	For the three months ended
	3/31/2025	3/31/2024
Revenue:
Wireless	$18,474	$18,595
Software	17,820	16,314
Total revenue	36,294	34,909
Operating expenses:
Cost of revenue (exclusive of items shown separately below)	7,212	7,139
Research and development	3,055	2,951
Technology operations	5,850	6,299
Selling and marketing	4,845	4,149
General and administrative	8,398	7,984
Depreciation and accretion	859	1,068
Severance and restructuring	57	428
Total operating expenses	30,276	30,018
% of total revenue	83.4%	86.0%
Operating income	6,018	4,891
% of total revenue	16.6%	14.0%
Interest income	219	254
Other income (expense)	22	(2)
Income before income taxes	6,259	5,143
Provision for income taxes	(1,063)	(907)
Net income	$5,196	$4,236
Basic and diluted net income per common share	$0.25	$0.21
Basic weighted average common shares outstanding	20,440,306	20,170,548
Diluted weighted average common shares outstanding	20,656,794	20,446,587
Cash dividends declared per common share	0.3125	0.3125

SPOK HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	3/31/2025	12/31/2024

ASSETS	(Unaudited)

Current assets:
Cash and cash equivalents	$19,873	$29,145
Accounts receivable, net	20,672	21,950
Prepaid expenses	9,082	9,362
Other current assets	778	840
Total current assets	50,405	61,297
Non-current assets:
Property and equipment, net	5,869	5,952
Operating lease right-of-use assets	7,663	8,249
Goodwill	99,175	99,175
Deferred income tax assets, net	40,726	41,686
Other non-current assets	638	744
Total non-current assets	154,071	155,806
Total assets	$204,476	$217,103

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$3,297	$5,630
Accrued compensation and benefits	3,126	7,363
Deferred revenue	26,961	28,366
Operating lease liabilities	2,799	2,904
Other current liabilities	4,584	4,511
Total current liabilities	40,767	48,774
Non-current liabilities:
Asset retirement obligations	5,759	5,945
Operating lease liabilities	5,380	5,869
Other non-current liabilities	832	1,769
Total non-current liabilities	11,971	13,583
Total liabilities	52,738	62,357
Commitments and contingencies
Stockholders' equity:
Preferred stock	$—	$—
Common stock	2	2
Additional paid-in capital	104,163	105,736
Accumulated other comprehensive loss	(1,774)	(1,784)
Retained earnings	49,347	50,792
Total stockholders' equity	151,738	154,746
Total liabilities and stockholders' equity	$204,476	$217,103

SPOK HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited and in thousands)

	For the three months ended
	3/31/2025	3/31/2024
Operating activities:
Net income	$5,196	$4,236
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and accretion	859	1,068
Deferred income tax expense	962	902
Stock-based compensation	1,270	1,148
Provisions for credit losses, service credits and other	220	272
Changes in assets and liabilities:
Accounts receivable	1,050	1,318
Prepaid expenses and other assets	446	779
Net operating lease liabilities	(8)	41
Accounts payable and other liabilities	(6,160)	(6,405)
Deferred revenue	(1,582)	(1,361)
Net cash provided by operating activities	2,253	1,998
Investing activities:
Purchases of property and equipment	(745)	(875)
Net cash used in investing activities	(745)	(875)
Financing activities:
Cash distributions to stockholders	(7,947)	(7,386)
Purchase of common stock for tax withholding on vested equity awards	(2,843)	(2,428)
Net cash used in financing activities	(10,790)	(9,814)
Effect of exchange rate on cash and cash equivalents	10	42
Net decrease in cash and cash equivalents	(9,272)	(8,649)
Cash and cash equivalents, beginning of period	29,145	31,989
Cash and cash equivalents, end of period	$19,873	$23,340
Supplemental disclosure:
Income taxes paid (refunded)	$(4)	$5

SPOK HOLDINGS, INC.
UNITS IN SERVICE, MARKET SEGMENTS,
AND AVERAGE REVENUE PER UNIT (ARPU)
(Unaudited and in thousands)

	For the three months ended
	3/31/2025	12/31/2024	9/30/2024	6/30/2024	3/31/2024	12/31/2023	9/30/2023	6/30/2023
Account size ending units in service (000's)
1 to 100 units	39	40	41	42	43	44	46	48
101 to 1,000 units	121	120	125	128	135	142	143	144
>1,000 units	545	560	564	577	575	579	596	614
Total	705	720	730	747	753	765	785	806

Market segment as a percent of total ending units in service
Healthcare	85.5%	85.6%	85.7%	85.8%	86.1%	85.9%	86.0%	86.1%
Government	4.0%	4.0%	4.1%	4.4%	4.1%	4.2%	4.2%	4.2%
Large enterprise	3.8%	3.9%	4.0%	4.0%	3.9%	4.1%	4.1%	4.0%
Other(1)	6.7%	6.5%	6.2%	5.8%	5.9%	5.8%	5.7%	5.7%
Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Account size ARPU
1 to 100 units	$13.04	$13.08	$12.70	$12.51	$12.66	$12.57	$12.02	$11.91
101 to 1,000 units	9.64	9.60	9.19	9.06	9.14	9.16	8.75	8.56
>1,000 units	7.59	7.50	7.33	7.21	7.23	7.15	6.97	6.94
Total	$8.24	$8.16	$7.95	$7.84	$7.89	$7.84	$7.59	$7.53

(1) Other includes hospitality, resort and indirect units

RECONCILIATION OF ADJUSTED OPERATING EXPENSES
(Unaudited and in thousands)

	For the three months ended
	3/31/2025	3/31/2024
Operating expenses	$30,276	$30,018
Add back:
Depreciation and accretion	(859)	(1,068)
Severance and restructuring	(57)	(428)
Adjusted operating expenses	$29,360	$28,522

RECONCILIATION OF ADJUSTED EBITDA
(Unaudited and in thousands)

	For the three months ended
	3/31/2025	3/31/2024
Net income	$5,196	$4,236
Add back:
Provision for income taxes	1,063	907
Other income (expense)	(22)	2
Interest income	(219)	(254)
Depreciation and accretion	859	1,068
EBITDA	$6,877	$5,959
Adjustments:
Stock-based compensation	1,270	1,148
Severance and restructuring	57	428
Adjusted EBITDA	$8,204	$7,535